UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 14, 2020, Strongbridge Biopharma plc (the “Company”) held its Annual General Meeting of Shareholders (“AGM”).  Described below are the matters voted upon at the AGM and the number of votes for and against, abstentions and broker non-votes, as applicable.

Proposal No. 1(a) – Election of Class II Directors – approved.    Each of the Class II directors elected at the AGM will serve a three-year term until the conclusion of the Company’s 2023 annual general meeting and until such time as their successors are duly elected and qualified.

	Votes For	Votes Against	Abstain	Broker Non-Votes
John H. Johnson	37,784,936	124,861	9,327	6,851,858
Jeffrey Sherman	37,881,501	28,296	9,327	6,851,858

Proposal No. 1(b) – Election of Class III Director – approved.    The Class III director elected at the AGM will serve a one-year term until the conclusion of the Company’s 2021 annual general meeting and until such time as his successor is duly elected and qualified.

	Votes For	Votes Against	Abstain	Broker Non-Votes
David N. Gill	33,034,683	4,877,253	7,188	6,851,858

Proposal No. 2 – Ratification of Selection of Auditors and Authorization to Determine the Remuneration of the Auditors – approved.    Shareholders were asked to vote to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and to authorize, in a binding vote, the board of directors, acting through its Audit Committee, to determine Ernst & Young’s remuneration.

Votes
For	44,740,081
Against	24,443
Abstain	6,458

Proposal No. 3 – Renewal of the Board of Directors’ Existing Authority to Allot and Issue Shares – approved.    Shareholders were asked to vote to approve the renewal of the board of directors’ authority to allot and issue shares for an additional five-year period to expire on May 14, 2025.

Votes
For	36,740,985
Against	8,006,765
Abstain	23,232

Proposal No. 4 – Renewal of the Board of Directors’ Existing Authority to Allot and Issue Shares for Cash Without First Offering Them to Existing Shareholders – approved.    Shareholders were asked to vote to approve the renewal of the board of directors’ authority to allot and issue shares for cash without first offering them to existing shareholders for an additional five-year period to expire on May 14, 2025.

Votes
For	36,364,557
Against	8,384,972
Abstain	21,453

Proposal No. 5 – Approval of Any Motion by the Chairman to Adjourn the AGM If There Are Insufficient Votes to Approve Proposal 4 – approved.    Shareholders were asked to approve a proposal authorizing the Chairman to adjourn the AGM, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the AGM to approve Proposal 4. Because there were sufficient votes from the Company’s shareholders to approve Proposal 4, adjournment of the AGM was unnecessary and this proposal was not called.

Votes
For	36,212,714
Against	8,522,904
Abstain	35,364

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ Robert Lutz
Name: Robert Lutz
Title: Chief Financial Officer

Date: May 14, 2020